Exhibit 5.1

Kandi Technologies Group, Inc.

Jinhua New Energy Vehicle Town
Jinhua, Zhejiang Province
People’s Republic of China

Telephone: (86 - 579) 82239856

Re:	Registration Statement on Form S-8 with respect to up to 10,000,000 shares of common stock, par value $0.001 per share, of Kandi Technologies Group, Inc.

Ladies and Gentlemen:

We have acted as counsel to Kandi Technologies Group, Inc., a Delaware corporation (the “Company”), in connection with the registration by the Company of an aggregate of 10,000,000 shares (the “Shares”) of common stock, par value $0.001 per share, of the Company (the “Common Stock”), issuable under the Company’s 2008 Omnibus Long-Term Incentive Plan, as amended on May 20, 2015 and further amended on December 28, 2018 (the “Plan”), including 5,000,000 shares of the Common Stock that are issuable upon exercise of stock options granted under certain Non-Qualified Stock Option Agreements dated September 7, 2022 pursuant to the Plan. The Shares are included in a registration statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), filed by the Company with the Securities and Exchange Commission (the “Commission”) on September 11, 2023, including the prospectus (the “Prospectus”) that is a part of the Registration Statement. This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the Prospectus, other than as expressly stated herein with respect to the issue of the Shares.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter, including, without limitation: (A) the Registration Statement, together with the exhibits filed as a part thereof and including any documents incorporated by reference therein; (b) the Certificate of Incorporation of the Company, Certificate of Renewal and Revival of Charter and the subsequent charter amendments; (B) the Bylaws of the Company; (D) the Plan; (E) the Non-Qualified Stock Option Agreements; and (F) corporate resolutions and proceedings of the Company relating to the Plan and the Non-Qualified Stock Option Agreements. We are opining herein as to the General Corporation Law of the State of Delaware (the “DGCL”), and we express no opinion with respect to any other laws.

In making the foregoing examination, we have assumed the genuineness and authenticity of all signatures on all original documents, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies and the due authorization, execution, delivery or recordation of all documents where due authorization, execution or recordation are prerequisites to the effectiveness thereof. We have further assumed that the Company has reserved for issuance an adequate number of authorized and unissued shares of Common Stock for issuance under the Plan.

Based upon the foregoing, and subject to the assumptions, exceptions, qualifications and limitations set forth herein and having regard for such legal considerations as we deem relevant, we are of the opinion that (i) the Shares covered by the Registration Statement have been duly authorized and, when issued and sold in accordance with the Plan or in accordance with the applicable Non-Qualified Stock Option Agreements, as the case may be, will be validly issued, fully paid and nonassessable.

In rendering the foregoing opinion, we have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the DGCL.

Kandi Technologies Group, Inc.

September 11, 2023

Our opinions are subject to and limited by (i) the effect of bankruptcy, insolvency, fraudulent conveyance, reorganization, receivership, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or secured parties generally, (ii) the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including, without limitation, the possible unavailability of specific performance, injunctive relief or another equitable remedy, (iii) concepts of materiality, reasonableness, good faith and fair dealing, and (iv) the public policy against indemnifications for an indemnified party’s gross negligence or for violations of securities law.

Our opinion is based on facts and laws as in effect on the date hereof and as of the effective date of the Registration Statement, and we assume no obligation to revise or supplement this opinion after the effective date of the Registration Statement should the law be changed by legislative action, judicial decision or otherwise. Where our opinions expressed herein refer to events to occur at a future date, we have assumed that there will have been no changes in the relevant law or facts between the date hereof and such future date. Our opinions expressed herein are limited to the matters expressly stated herein and no opinion is implied or may be inferred beyond the matters expressly stated. Not in limitation of the foregoing, we are not rendering any opinion as to the compliance with any other federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.

We hereby consent to the filing of this opinion letter with the Commission as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are experts with respect to any part of the Registration Statement or Prospectus within the meaning of the term “expert” as used in Section 11 of the 1933 Act or the rules and regulations promulgated thereunder by the Commission, nor do we admit that we are within the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Pryor Cashman LLP